SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|  Preliminary Proxy Statement          |_|  Soliciting Material Under Rule
|_|  Confidential, For Use of the              14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
|_|  Definitive Proxy Statement
|X|  Definitive Additional Materials



                    SELIGMAN NEW TECHNOLOGIES FUND II, INC.
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                (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.
|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:

________________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:

________________________________________________________________________________
5)   Total fee paid:

________________________________________________________________________________
|_|  Fee paid previously with preliminary materials:

________________________________________________________________________________
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)   Amount previously paid:

________________________________________________________________________________
     2)   Form, Schedule or Registration Statement No.:

________________________________________________________________________________
     3)   Filing Party:

________________________________________________________________________________
     4)   Date Filed:

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

Dear Financial Advisor,

Stockholders of Seligman New Technologies Fund II, Inc. ("the Fund") are being asked to vote on two proposals that will be considered at a special meeting of Stockholders which has been adjourned to October 3, 2007 to continue proxy solicitation.

      Proposal 1: To consider and act upon a proposal to liquidate and dissolve the Fund

      Proposal 2: To consider and act upon a proposal to eliminate the Fund's fundamental investment policy of making quarterly repurchase offers for its common stock

Please encourage your clients to return their proxy cards and vote in support of Proposal 1 and Proposal 2, which are described in greater detail in a Proxy Statement that has been mailed to all Fund Stockholders. (Proposal 2 will not be implemented if Proposal 1 is not approved.)

As you may know, Stockholder approval is necessary to close this Fund and allow Stockholders to take whatever tax losses they may have incurred. Stockholders should complete, date, and sign their Proxy Cards or, alternatively, authorize their proxy by telephone or the Internet, as described in the Proxy Card.

In order for the Fund to liquidate, more than 50% of the outstanding shares must approve Proposal 1, which the Fund's Board of Directors has unanimously recommended. We encourage stockholders to vote their proxies in order to minimize additional expenses of further proxy solicitation. Each Stockholder's vote is important, no matter how many shares they own.

We appreciate your patience, and thank you for your ongoing support.

Regards,

Charles W. Kadlec,
President, Seligman Advisors, Inc.

FOR BROKER/DEALER USE ONLY

You should consider the investment objectives, risks, charges, and expenses of the Fund carefully before investing. You can obtain the Fund's most recent periodic reports, when available, and other regulatory filings, including the proxy statement by contacting your financial advisor or Seligman Services, Inc. at 800-597-6068. These reports and other filings can also be found on the Securities and Exchange Commission's EDGAR Database. You should read these reports and other filings carefully before investing or sending money.